UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2008

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2008, Gilead Sciences, Inc. (the "Company") entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the "Agreement") with Electronics For Imaging, Inc. ("EFI"), pursuant to which the Company agreed to acquire certain real property and improvements and certain other assets from EFI for a total purchase price of $137.5 million (the "Purchase Price").

The property to be purchased by the Company pursuant to the Agreement includes approximately 30 acres of land, which is entitled for development, the office building located at 301 Velocity Way, Foster City, California, consisting of approximately 163,000 square feet and certain other assets related to the property (collectively, the "Property"). EFI will retain ownership of the office building located at 303 Velocity Way consisting of approximately 295,000 square feet on approximately five acres of land. The Company will have a right of first offer to purchase or lease all or any portion of the office building at 303 Velocity Way and related land if EFI decides in the future to sell or lease all, or a portion, of the building.

Gilead agreed to deposit in escrow, within two business days after the date of the Agreement, $5.0 million toward the Purchase Price. On or prior to December 12, 2008, Gilead may terminate the Agreement in its sole discretion, for any reason. If Gilead elects to proceed with the purchase, Gilead will deposit in escrow an additional $5.0 million on or around December 12, 2008. After such time, the closing of the transaction will remain subject to the satisfaction of certain closing conditions, including, without limitation, the execution of certain ancillary agreements and receipt of certain consents. The Company will pay the balance of the Purchase Price on or before the closing date, which shall be a date designated by the Company after January 1, 2009 and before January 29, 2009, unless otherwise agreed by the parties.

The Company may also terminate the Agreement (i) if EFI breaches the terms of the Agreement; and (ii) if, prior to closing of the sale of the Property, there is any condemnation, damage or destruction as a result of fire or other casualty that is reasonably estimated to cost or be valued at more than $5.0 million.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number Description
99.1 Press Release, issued by Gilead Sciences, Inc. on October 23, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

October 23, 2008	By:	/s/ John F. Milligan, Ph.D.

Name: John F. Milligan, Ph.D.
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on October 23, 2008